QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Morton's Restaurant Group, Inc.:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Melville, New York September 25, 2003

QuickLinks

Independent Auditors' Consent